EXHIBIT 99.2

NEWS RELEASE

Investor	James M. Griffith	News Media	Blair C. Jackson
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263

Strong First-Quarter Operating Results Generate
Continuing Operations EPS Totaling 18 Cents;
EBITDA Guidance for 2004 Raised to $175 — $180 Million

(FORT SMITH, ARKANSAS, May 4, 2004) — Beverly Enterprises, Inc. (NYSE: BEV) today announced that double-digit revenue growth and a significant improvement in operating margins resulted in net income totaling $23.4 million for the first quarter of 2004 (22 cents per share diluted), compared to $12.2 million (12 cents per share diluted) in the same period of 2003.

“During the past three years, we’ve taken aggressive actions as part of the turnaround of Beverly Enterprises to improve quality of care, upgrade our skilled nursing facility portfolio, grow our service businesses, increase operating efficiencies and strengthen our financial position,” said William R. Floyd, Chairman and Chief Executive Officer. “The results of these actions are clearly reflected in our strong first-quarter performance, and the fundamental improvements we’ve already achieved provide even greater confidence in our ability to achieve substantial gains throughout 2004. Because of the solid operating momentum we’ve generated, we are raising our 2004 targeted EBITDA (earnings before interest, taxes, depreciation and amortization) range from continuing operations to $175 million to $180 million.”

Continuing operations achieved net income of $19.6 million (18 cents per share diluted) in the 2004 period, compared to $157,000 in the year-earlier period. Charges for asset impairments, workforce reductions and other unusual items during the first quarters of 2004 and 2003 totaled $4.1 million and $1.2 million, respectively. Net income and earnings per share continue to benefit from a low Federal tax rate.

Discontinued operations contributed $3.8 million in net income (4 cents per share diluted) in the 2004 first quarter, primarily reflecting net gains on the dispositions of Skilled Nursing Facilities. In the first quarter of 2003, discontinued operations accounted for net income totaling $12 million (12 cents per share diluted), primarily reflecting a gain on the January 2003 sale of outpatient clinics operated by our former MATRIX Rehabilitation business unit.

Revenues for the 2004 first quarter totaled $527.4 million, up 10.7 percent from the year-earlier period. (Revenues for both quarters have been adjusted to exclude discontinued operations.) The revenue gain primarily reflects higher per diem rates, increased occupancy levels and a higher percentage of Medicare patients in Skilled Nursing Facilities, as well as the substantial growth of Beverly’s service businesses – Aegis Therapies and Hospice.

Higher EBITDA Margin Reflects Operating Gains

“Our three principal business units – Skilled Nursing Facilities, Aegis Therapies and Hospice – each achieved significant increases in EBITDA, compared with the year-earlier period,” Floyd added. “Double-digit revenue growth, coupled with an intense focus on cost-reduction initiatives, generated significant operating gains and resulted in an increase in our overall EBITDA margin to nine percent. That’s a gain of 256 basis points from the first quarter of 2003 and 78 basis points from the fourth quarter. An important contributor to this higher margin is the labor management system we implemented late last year. It has proven particularly effective in enabling us to more efficiently address staffing requirements throughout our Skilled Nursing operations, while continuing to improve quality of care. This new system was a key reason for the lower-than-anticipated increase of less than 3.5 percent in our weighted average wage rate, compared to the year-earlier period.”

Skilled Nursing Rates, Occupancy and Patient Mix Increase

On a continuing operations basis, Skilled Nursing Facility revenues rose 8.1 percent from the first quarter of 2003, primarily due to an 8 percent increase in the overall per diem rate, a 43 basis-point increase in average occupancy levels and a 62 basis-point improvement in Medicare patients as a percentage of total patient days. Revenue gains and greater efficiency in managing labor costs resulted in an increase in EBITDA of 42 percent and an increase in EBITDA margins of 170 basis points.

Medicare mix rose to 12.5 percent in the 2004 first quarter – the 17th consecutive quarter of year-over-year increases and the highest share of Medicare patients since 1998. Compared with the 2003 first quarter, Medicare average per diem rates increased 9.1 percent, Medicaid rates rose 6.3 percent (6 percent net of the cost of provider taxes) and private/managed care rates were up 3.2 percent.

Strategic Divestitures Continue on Target

Five facilities were divested during the quarter – two sales, two lease terminations and one closure. As part of a strategy to strengthen and streamline its nursing facility portfolio, Beverly has sold or closed 89 under-performing or non-strategic facilities since the 2003 first quarter.

Service Businesses Achieved Double-Digit Profitable Growth

Aegis Therapies achieved another quarter of profitable growth. Revenues from third-party clients were up 70 percent from the 2003 first quarter, reflecting significant business expansion among existing customers and the net addition of 37 new customers during the period. Aegis now provides speech, occupational and physical therapy services to 547 outside customers, as well as to Beverly’s skilled nursing facilities. The annualized total revenue run-rate for Aegis at year-end 2004 is expected to exceed $270 million, including $120 million from outside customers.

Hospice operations again achieved double-digit revenue and EBITDA gains during the 2004 first quarter, compared to the year-earlier period. Revenues were up 28 percent and EBITDA was up more than 40 percent, resulting in an increase in Hospice margins of more than 200 basis points. Daily census averaged 984 patients, an increase of 24 percent from the first quarter of 2003.

Beverly shareholders may listen to a discussion by senior management of the company’s performance at 8:30 a.m. EDT, May 5 by dialing 1-800-946-0783 or 1-719-457-2658 and entering reservation number 571924. A recording of this conference call will be available from 11:30 a.m. EDT, May 5 until midnight Friday, May 14. Shareholders may dial 1-888-203-1112 or 1-719-457-0820 and enter reservation number 571924 to access the recording.

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release may contain forward-looking statements, including statements related to performance in 2004 and beyond, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include: national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including the company’s compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; the effects of adopting new accounting standards; liabilities and other claims asserted against the company, including patient care liabilities, as well as the resolution of lawsuits brought about by the announcement or settlement of government investigations and increases in the reserves for patient care liabilities; the ability to predict future reserves related to patient care and workers’ compensation liabilities; our ability to obtain adequate insurance coverage with financially viable insurance carriers, as well as the ability of our insurance carriers to fulfill their obligations; the ability to replace or refinance debt obligations; the ability to reduce overhead costs, obtain pricing concessions from suppliers, improve the effectiveness of our fundamental business processes and develop new sources of profitable revenues; the ability to execute our strategic growth initiatives and implement our strategy to divest certain of our nursing facilities in a timely manner at fair values; the ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisitions, capital improvements and on-going operations; the competitive environment in which the company operates; the ability to repurchase our stock and changes in the stock price after any such repurchases; the ability to maintain and increase census levels; and demographic changes. These and other risks and uncertainties that could affect future results are addressed in the company’s filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q.

Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. At March 31, 2004, we operated 368 skilled nursing facilities, as well as 20 assisted living centers, and 24 hospice centers. Through Aegis Therapies, we also offer rehabilitative services on a contract basis to nursing facilities operated by other care providers.

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BEVERLY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Quarter ended
	March 31,
	2004	2003
Revenues	$527,420	$476,233
Costs and expenses:
Wages and related	299,241	286,063
Provision for insurance and related items	33,729	28,262
Other operating and administrative	143,166	130,052
Depreciation and amortization	15,655	14,159
Asset impairments, workforce reductions and other unusual items	4,082	1,187

Total costs and expenses	495,873	459,723

Income before other income (expenses)	31,547	16,510
Other income (expenses):
Interest expense	(11,893)	(16,135)
Interest income	1,374	1,212
Net gains (losses) on dispositions	37	(194)

Total other expenses, net	(10,482)	(15,117)

Income before provision for income taxes and discontinued operations	21,065	1,393
Provision for income taxes	1,442	1,236

Income before discontinued operations	19,623	157
Discontinued operations, net of taxes: 2004 - $423 and 2003 - $0	3,816	12,031

Net income	$23,439	$12,188

Net income per share of common stock:
Basic and diluted:
Before discontinued operations	$0.18	$—
Discontinued operations	0.04	0.12

Net income per share of common stock	$0.22	$0.12

Shares used to compute basic net income per share	107,301	104,743

Shares used to compute diluted net income per share	108,426	104,743

BEVERLY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$230,227 (a)	$258,815
Accounts receivable, less allowance for doubtful accounts: 2004 - $33,036; 2003 - $31,615	218,239 (a)	164,635
Notes receivable, less allowance for doubtful notes: 2004 - $2,045; 2003 - $3,336	6,533	13,724
Operating supplies	10,250	10,425
Assets held for sale	3,444	3,498
Investment in Beverly Funding Corporation	32,246	31,342
Prepaid expenses and other	30,378	33,377

Total current assets	531,317	515,816
Property and equipment, net	673,749	694,220
Other assets:
Goodwill, net	56,835	57,102
Other, less allowance for doubtful accounts and notes: 2004 - $2,495; 2003 - $2,120	79,649	79,283

Total other assets	136,484	136,385

	$1,341,550	$1,346,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,433	$67,572
Accrued wages and related liabilities	93,050	116,717
Accrued interest	12,947	6,896
General and professional liabilities	96,189	93,736
Federal government settlement obligations	13,447	13,125
Liabilities held for sale	696	672
Other accrued liabilities	105,803	102,289
Current portion of long-term debt	13,125	13,354

Total current liabilities	391,690	414,361
Long-term debt	549,473	552,873
Other liabilities and deferred items	138,270	141,001
Commitments and contingencies
Stockholders’ equity:
Preferred stock, shares authorized: 25,000,000	—	—
Common stock, shares issued: 2004 - 115,526,851; 2003 - 115,594,806	11,553	11,559
Additional paid-in capital	896,448	895,950
Accumulated deficit	(537,386)	(560,825)
Treasury stock, at cost: 8,283,316	(108,498)	(108,498)

Total stockholders’ equity	262,117	238,186

	$1,341,550	$1,346,421

(a) The decrease in cash and increase in accounts receivable from December 31, 2003 primarily relate to the Beverly Funding Corporation (“BFC”) transaction. BFC ceased purchasing accounts receivable from Beverly on March 1, 2004 in order to repay, in June, $70 million of medium-term notes. The transaction will eliminate the last of Beverly’s off-balance sheet financing arrangements and is expected to increase our cash position in the second quarter of 2004 by at least $32 million. Additional information will be provided on the conference call for investors.

BEVERLY ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2004		2003
Cash flows from operating activities:
Net income	$23,439		$12,188
Adjustments to reconcile net income to net cash provided by (used for) operating activities, including discontinued operations:
Depreciation and amortization	15,766		17,867
Provision for reserves on accounts, notes and other receivables, net	6,194		10,745
Amortization of deferred financing costs	624		1,271
Asset impairments, workforce reductions and other unusual items	4,082		1,187
Gains on dispositions of facilities and other assets, net	(4,508)		(10,168)
Insurance related accounts	(572)		13,662
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(59,324	)(a)	(21,058)
Operating supplies	104		426
Prepaid expenses	3,923		(6,855)
Accounts payable and other accrued expenses	(21,602)		(7,888)
Income taxes	(585)		2,382
Other, net	(4,113)		(2,401)

Total adjustments	(60,011)		(830)

Net cash provided by (used for) operating activities	(36,572	)(a)	11,358
Cash flows from investing activities:
Capital expenditures	(9,777)		(7,274)
Proceeds from dispositions of facilities and other assets, net	19,198		38,129
Collections on notes receivable	6,765		183
Payments for designated funds, net	(714)		(8,988)
Other, net	(3,746)		(3,478)

Net cash provided by investing activities	11,726		18,572
Cash flows from financing activities:
Repayments of long-term debt	(3,629)		(4,656)
Repayments of off-balance sheet financing	—		(16,783)
Proceeds from exercise of stock options	293		—
Deferred financing costs paid	(406)		(1,817)

Net cash used for financing activities	(3,742)		(23,256)

Net increase (decrease) in cash and cash equivalents	(28,588)		6,674
Cash and cash equivalents at beginning of period	258,815		115,445

Cash and cash equivalents at end of period	$230,227		$122,119

Supplemental schedule of cash flow information:
Cash paid (received) during the period for:
Interest, net of amounts capitalized	$5,218		$14,633
Income tax payments (refunds), net	2,450		(1,146)

(a) The net change in accounts receivable and the related net cash used for operating activities resulted primarily from the Beverly Funding Corporation (“BFC”) transaction. BFC ceased purchasing accounts receivable from Beverly on March 1, 2004 in order to repay, in June, $70 million of medium-term notes. The transaction will eliminate the last of Beverly’s off-balance sheet financing arrangements and is expected to increase our cash position in the second quarter of 2004 by at least $32 million. Additional information will be provided on the conference call for investors.

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION

	Quarter ended
	March 31,
	2004	2003
Number of Nursing Home Facilities:
Owned	272	317
Leased	96	130
Managed	—	1

Total	368	448

Number of Beds:
Owned	28,325	34,752
Leased	10,566	14,487
Managed	—	75

Total	38,891	49,314

Assisted Living Centers	20	29
Home Care Centers	24	47
Outpatient Clinics	10	10
Patient Days	3,089,000	3,074,000
Nursing Home Occupancy — Continuing Ops (based on operational beds)	88.36%	87.93%
Patient Mix (based on patient days):
Medicaid	70.90%	70.85%
Medicare	12.53%	11.91%
Private & Other	16.57%	17.24%
Sources of Revenue (based on $):
Medicaid	50.91%	52.46%
Medicare	28.42%	26.80%
Private & Other	20.67%	20.74%
Average per diem rate (including ancillaries)	$160.55	$148.68
Wages and related expenses as a % of revenues	56.74%	60.07%

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF REVENUES

	Quarter ended
	March 31,
	2004	2003
REVENUES (In thousands)
NURSING FACILITIES:
MEDICAID	$269,435	$250,788
MEDICARE	123,989	107,592
PRIVATE & OTHER	93,058	91,561

SUBTOTAL	486,482	449,941
AEGIS THERAPIES	27,180	15,960
HOME CARE	10,970	8,341
OTHER	2,788	1,991

TOTALS	$527,420	$476,233

PATIENT DAYS (In thousands)
MEDICAID	2,190	2,178
MEDICARE	387	366
PRIVATE & OTHER	512	530

TOTALS	3,089	3,074

PER DIEM RATE (Including Ancillaries)
MEDICAID	$122.12	$114.92
MEDICARE — PART A	320.48	293.65
PRIVATE & OTHER	153.31	148.50

TOTALS(1)	$160.55	$148.68

(1) Weighted Average Rates

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF OTHER OPERATING AND ADMINISTRATIVE EXPENSES
(In thousands)

	Quarter ended
	March 31,
	2004	2003
SUPPLIES	$30,659	$28,844
FOOD	10,777	11,787
UTILITIES	17,337	15,285
OTHER CONTROLLABLES	56,325	46,466
REAL ESTATE RENTAL	10,007	10,468
EQUIPMENT RENTAL	4,408	4,384
OTHER NONCONTROLLABLES	13,653	12,818

TOTALS	$143,166	$130,052

Beverly Enterprises, Inc.
Projected 2004 EBITDA Range
Reconciliation
(In millions)

Projected EBITDA	$175.0	$180.0
Depreciation and amortization	59.3	59.3
Interest expense	46.9	46.9
Interest income	(4.9)	(4.9)

Pre-tax income	$73.7	$78.7

BEVERLY ENTERPRISES, INC.
EBITDA Reconciliation
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004	2003
Revenues	$527,420	$476,233
Costs and expenses:
Wages and related	299,241	286,063
Provision for insurance and related items	33,729	28,262
Other operating and administrative	143,166	130,052
Asset impairments, workforce reductions and other unusual items	4,082	1,187
Net (gains) losses on dispositions	(37)	194

Total costs and expenses	480,181	445,758

Adjusted EBITDA (Continuing operations)	47,239	30,475
Other income (expenses):
Depreciation and amortization	(15,655)	(14,159)
Interest expense	(11,893)	(16,135)
Interest income	1,374	1,212

Total other expenses, net	(26,174)	(29,082)

Income before provision for income taxes and discontinued operations	21,065	1,393
Provision for income taxes	1,442	1,236

Income before discontinued operations	19,623	157
Discontinued operations, net of taxes: 2004 - $423; 2003 - $0	3,816	12,031

Net income	$23,439	$12,188

Basic and diluted net income per share of common stock:
Before discontinued operations	$0.18	$—
Discontinued operations, net of taxes	0.04	0.12

Net income per share of common stock	$0.22	$0.12

Shares used to compute basic net income per share	107,301	104,743

Shares used to compute diluted net income per share	108,426	104,743

Beverly Enterprises, Inc.
Nursing Facility EBITDA
Reconciliation
(In millions)

	Three Months Ended
	March 31,
	2004	2003
Revenues	$486.5	$449.9
EBITDA	$34.7	$24.4
Depreciation and amortization	13.5	12.2
Interest expense	2.1	3.1
Interest income	(0.5)	(0.6)

Pre-tax income	$19.6	$9.7

Beverly Enterprises, Inc.
Hospice EBITDA
Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2004	2003
Revenues	$10,663	$8,313
EBITDA	$2,054	$1,430
Depreciation and amortization	41	64
Interest expense	—	—
Interest income	—	—

Pre-tax income	$2,013	$1,366